                                                               EXHIBIT (A)(1)(D)

                           OFFER TO PURCHASE FOR CASH

                     UP TO 10,000 LIMITED PARTNERSHIP UNITS

                                       OF

                AMERICAN RETIREMENT VILLAS PROPERTIES III, L.P.

                                       AT

                               $360 NET PER UNIT

                                       BY

                             ARVP ACQUISITION, L.P.

     THE OFFER, WITHDRAWAL RIGHTS AND PRORATION PERIOD WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN TIME, ON THURSDAY, NOVEMBER 15, 2001, UNLESS THE OFFER IS EXTENDED.

                                                                October 18, 2001

To Our Clients:

     Enclosed for your consideration is an Offer to Purchase dated October 18, 2001 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to the Offer by ARVP Acquisition, L.P. (the "Purchaser"), a California limited partnership, which is wholly-owned by ARV Assisted Living, Inc., the General Partner of American Retirement Villas Properties III, L.P., a California limited partnership (the "Partnership"), to purchase up to 10,000 of the outstanding limited partnership units ("Units") of the Partnership at a net cash price of $360 per Unit, without interest, reduced by the amount of distributions, if any, made by the Partnership from the date hereof until the date on which the Purchaser purchases the Units tendered pursuant hereto (the "Offer Price"), upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal. Also enclosed is the Partnership's Solicitation/Recommendation on Schedule 14D-9.

     WE (OR OUR NOMINEES) ARE THE HOLDER OF RECORD OF UNITS HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH UNITS CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER UNITS HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish to tender any of or all the Units held by us for your account pursuant to the terms and conditions set forth in the Offer.

     Your attention is directed to the following:

          1. The offer price is net cash of $360 per Unit, without interest, reduced by the amount of distributions, if any, made by the Partnership from the date hereof until the date on which the Purchaser purchases the Units tendered pursuant hereto.

          2. THE OFFER, WITHDRAWAL RIGHTS AND PRORATION PERIOD WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN TIME, ON , NOVEMBER 15, 2001 (THE "EXPIRATION DATE"), UNLESS THE OFFER IS EXTENDED BY THE PURCHASER, IN WHICH EVENT THE TERM "EXPIRATION DATE" SHALL MEAN THE LATEST TIME AT WHICH THE OFFER, AS SO EXTENDED BY THE PURCHASER, WILL EXPIRE.
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          3.  The offer is conditioned upon, among other things, there being validly tendered and not withdrawn a number of Units that, together with the Units already owned by the General Partner, constitute at least a majority of the outstanding Units as of the date Units are accepted for purchase pursuant to the Offer.

          4. Tendering unitholders will not be obligated to pay brokerage fees or commissions to the Depositary or the Information Agent or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Units by the Purchaser pursuant to the Offer. However, federal income tax backup withholding at a rate of 30.5% may be required, unless an exemption is provided or unless the required taxpayer identification information is provided. See Instruction 9 of the Letter of Transmittal.

     If you wish to have us tender any of or all the Units held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Units, all such Units will be tendered unless otherwise specified on the final page hereof. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

     In all cases, payment for Units accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary, at the applicable address set forth on the back cover of the Offer to Purchase, of (a) a Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, together with any required signature guarantees, and (b) any other documents required by the Letter of Transmittal. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE OF THE UNITS TO BE PAID BY THE PURCHASER, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

     The Purchaser is not aware of any jurisdiction where the making of the Offer is prohibited by any administrative or judicial action pursuant to any valid state statute. If the Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of the Units, the Purchaser will make a good faith effort to comply with such state statute. If, after such good faith effort the Purchaser cannot comply with any such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Units in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer is being made on behalf of the Purchaser by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH

                     UP TO 10,000 LIMITED PARTNERSHIP UNITS

                                       OF

                      AMERICAN RETIREMENT VILLAS III, L.P.
                                       AT

                               $360 NET PER UNIT

                                       BY

                             ARVP ACQUISITION, L.P.

     The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase of ARVP Acquisition, L.P. (the "Purchaser"), dated October 18, 2001 (the "Offer to Purchase") and the related Letter of Transmittal relating the offer by the Purchaser to purchase up to 10,000 limited partnership units (the "Units") of American Retirement Villas Properties III, L.P., a California limited partnership.

     This will instruct you to tender the number of Units indicated below held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer to Purchase and related Letter of Transmittal. If you have previously instructed us to tender all or any portion of your Units to C3 Capital, LLC, this also instructs you to withdraw such tendered Units.

                                                        SIGN HERE

NUMBER OF UNITS
TO BE TENDERED:
                                              --------------------------------------------------------

                                              UNITS*:
------------------------------------------

                                              Signature(s)

                                              --------------------------------------------------------

                                              --------------------------------------------------------

                                              --------------------------------------------------------

                                              --------------------------------------------------------
                                                            PLEASE TYPE OR PRINT NAME(S)

                                              --------------------------------------------------------

                                              --------------------------------------------------------
                                                             TYPE OR PRINT ADDRESS(ES)

                                              --------------------------------------------------------
                                                            AREA CODE AND TELEPHONE NO.

                                              --------------------------------------------------------
                                                   TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NO.

Dated: ____________________
---------------

* Unless otherwise indicated, it will be assumed that all your Units are to be tendered.
                                        3